UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Commerce Square, 2005 Market Street, 17th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 17, 2016, Hill International, Inc. (the “Company”) issued a press release announcing the rescheduling of its 2016 Annual Meeting of Stockholders.  A copy of the press release of the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Additional Information

The Company will file a definitive proxy statement for its 2016 Annual Meeting of Stockholders with the U.S. Securities and Exchange Commission (“SEC”). Stockholders are urged to read the proxy statement when it is available because it contains important information. Stockholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s website, www.sec.gov, and on the “Investor Relations” section of Hill’s website at www.hillintl.com.

Participants in this Solicitation

The Company’s directors and certain executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the 2016 Annual Meeting of Stockholders. Information regarding the interests of such individuals in the solicitation will be included in the proxy statement filed by Company in connection with the 2016 Annual Meeting of Stockholders

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is furnished herewith:

99.1                        Press Release of the Company, dated August 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William Dengler, Jr.
	Name:	William Dengler, Jr.
Dated: August 18, 2016	Title:	Executive Vice President, General Counsel and Secretary